Exhibit 99.1

Harvard Bioscience Announces Second Quarter 2026 Financial Results

•	Second Quarter 2026 Revenue Growth of 11% Year Over Year to $22.7 Million
•	Raises Full Year 2026 Revenue Guidance to 3%-5% Year Over Year Growth

HOLLISTON, Mass., August 11, 2026 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”) today announced financial results for the second quarter ended June 30, 2026.

"We delivered a strong quarter anchored by 11% top-line growth, reflective of stronger demand and an improved environment across our key customer channels,” said John Duke, President and Chief Executive Officer. “We are seeing solid commercial traction across our telemetry and cellular and molecular technology (CMT) products, driven by our AAA and electroporation businesses, and strong engagement from researchers utilizing our preclinical platform. Outperformance in our CMT products and China drove a slight mix impact on adjusted gross margin. This strong sales momentum positions us to raise our full-year revenue outlook while maintaining our adjusted EBITDA target, supported by ongoing cost discipline and operational progress.”

Second Quarter 2026 Results

For the second quarter of 2026, the Company reported revenues of $22.7 million compared to $20.5 million in the second quarter of 2025. Revenue for the second quarter of 2026 included a favorable impact from foreign currency exchange rates of approximately 1%, using a constant currency basis. Gross profit for the second quarter of 2026 was $12.6 million compared to $11.5 million in the second quarter of 2025. Gross margin for the second quarter of 2026 was 55.6%, compared to 56.4% in the second quarter of 2025.

Adjusted gross profit and adjusted gross margin for the second quarter of 2026 was $12.9 million and 56.7%, respectively, compared with $11.7 million and 57.2% in the same period of the prior year.

Net loss for the second quarter of 2026 was ($2.9) million, compared to a net loss of ($2.3) million in the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 was $1.7 million compared to $1.5 million in the second quarter of the prior year.

Six Months Ended June 30, 2026 Results

For the six months ended June 30, 2026, the Company reported revenues of $43.5 million, compared to $42.2 million in the same period of the prior year. Revenue for the six months ended June 30, 2026, included a favorable impact from foreign currency exchange rates of approximately 2%, using a constant currency basis. Gross profit was $24.9 million for the first six months of 2026 compared to $23.7 million in the same period of the prior year. Gross margin for the six months ended June 30, 2026, was 57.2% compared with 56.2% in the same period of the prior year.

Adjusted gross profit and adjusted gross margin for the six months ended June 30, 2026, was $25.3 million and 58.3%, respectively, compared with $24.1 million and 57.0% in the same period of the prior year.

Net loss for the six months ended June 30, 2026, was ($6.3) million compared to a net loss of ($52.6) million in the same period of the prior year, primarily due to goodwill impairment in the first quarter of 2025 of $48.0 million. Adjusted EBITDA for the six months ended June 30, 2026, was $2.4 million, compared to adjusted EBITDA of $2.3 million for the same period of the prior year. Cash (used in) provided by operations was ($0.3) million during the six months ended June 30, 2026 compared to $5.7 million in the same period of the prior year.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Third Quarter 2026 Guidance

The Company’s third quarter outlook reflects expected mid-single-digit year-over-year revenue growth at the midpoint of guidance, driven by expected ongoing demand across CMT and new product innovation (NPI) platforms and improving year-over-year profitability on an adjusted EBITDA basis. The Company expects:

•	Revenue between $21.0 million and $22.6 million
•	Adjusted gross margin between 56% and 58%
•	Adjusted EBITDA between $1.5 million and $2.5 million

Full Year 2026 Guidance

The Company is raising its full-year 2026 revenue guidance to reflect expected strong CMT portfolio momentum and continued adoption of its NPI pipeline, while updating its full-year adjusted gross margin target to account for expected higher-volume of lower-margin CMT product and geographic mix. The Company now expects:

•	Revenue growth between 3% and 5%
•	Adjusted gross margin between 57% and 59%
•	Adjusted EBITDA growth between 6% and 10%

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins.

Analysts who would like to join the call and ask a question must register here (https://register-conf.media-server.com/register/BI5dd1769394494366b6d31b0ceabeb4cc). Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who would like to join the audio-only webcast should go to our events and presentations on the investor website here (https://investor.harvardbioscience.com/events-and-presentations).

Use of Non-GAAP Financial Information

In this press release we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted gross margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, net debt, adjusted gross profit, and non-GAAP revenue on a constant currency basis. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of our business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are reflective of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, restructuring charges, other operating expenses, goodwill impairment, interest and other expense, net, income taxes, and the tax impact of reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Historical non-GAAP financial information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure, which is included below. In addition, the forward-looking Adjusted gross margin and Adjusted EBITDA guidance for the third quarter of 2026 and full-year 2026 excludes potential charges or gains that may be recorded during the fiscal year, including among other things, restructuring and reorganization expenses, and non-GAAP restructuring related expenses. The Company has not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be misleading to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different from other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, adjusted gross margin, adjusted EBITDA, gross margin, cash and debt position, balance sheet, growth, adoption and the introduction of new products, the strength of the Company’s market position, business model and anticipated macroeconomic conditions. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K, as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

Mark Frost

Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements Of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues	$22,727	$20,450	$43,482	$42,224
Cost of revenues	10,097	8,917	18,608	18,507
Gross profit	12,630	11,533	24,874	23,717

Sales and marketing expenses	5,400	4,539	10,735	9,510
General and administrative expenses	4,617	4,262	9,319	9,447
Research and development expenses	2,453	2,189	4,779	4,510
Amortization of intangible assets	820	1,162	1,640	2,322
Goodwill impairment	-	-	-	47,951
Other operating expenses	318	200	553	464
Total operating expenses	13,608	12,352	27,026	74,204

Operating loss	(978)	(819)	(2,152)	(50,487)

Other expense:
Interest expense	(1,793)	(1,001)	(3,521)	(1,934)
Other expense, net	(125)	(434)	(530)	(627)
Total other expense	(1,918)	(1,435)	(4,051)	(2,561)

Loss before income taxes	(2,896)	(2,254)	(6,203)	(53,048)
Income tax expense (benefit)	14	28	131	(426)
Net loss	$(2,910)	$(2,282)	$(6,334)	$(52,622)

Loss per share:
Basic and diluted loss per share *	$(0.64)	$(0.52)	$(1.41)	$(11.91)

Weighted-average common shares:
Basic and diluted *	4,526	4,430	4,484	4,420

* Retroactively presented to reflect 1-for-10 reverse stock split effective on March 13, 2026.

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$6,503	$8,614
Accounts receivable, net	14,500	16,043
Inventories	22,230	20,805
Other current assets	3,230	2,763
Total current assets	46,463	48,225
Property, plant and equipment	5,347	4,787
Goodwill and other intangibles	15,550	17,198
Other long-term assets	8,926	9,861
Total assets	$76,286	$80,071

Liabilities and Stockholders' Equity
Other current liabilities	24,793	21,960
Total current liabilities	24,793	21,960
Long-term debt, net	36,682	35,870
Other long-term liabilities	7,393	8,507
Stockholders’ equity	7,418	13,734
Total liabilities and stockholders’ equity	$76,286	$80,071

HARVARD BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net loss	$(6,334)	$(52,622)
Adjustments to operating cash flows	4,213	52,062
Changes in operating assets and liabilities	1,784	6,301
Net cash (used in) provided by operating activities	(337)	5,741

Cash flows from investing activities:
Additions to property, plant and equipment	(1,114)	(602)
Acquisition of intangible assets	(422)	(314)
Net cash used in investing activities	(1,536)	(916)

Cash flows from financing activities:
Repayment of term debt	-	(2,000)
Payment of debt issuance costs	(131)	(433)
Proceeds from exercise of warrants and stock purchase plan	150	46
Taxes paid related to net share settlement of equity awards	(66)	(75)
Net cash used in financing activities	(47)	(2,462)

Effect of exchange rate changes on cash and cash equivalents	(191)	971
(Decrease) increase in cash and cash equivalents	(2,111)	3,334
Cash and cash equivalents at the beginning of period	8,614	4,108
Cash and cash equivalents at the end of period	$6,503	$7,442

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data and percentages)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

GAAP operating loss	$(978)	$(819)	$(2,152)	$(50,487)
Stock-based compensation	380	472	637	1,072
Acquired asset amortization	820	1,162	1,640	2,322
Goodwill impairment	-	-	-	47,951
Other operating expenses (1)	318	200	553	464
Other adjustments (2)	579	30	671	42
Adjusted operating income	$1,119	$1,045	$1,349	$1,364

Operating margin	(4.3%)	(4.0%)	(4.9%)	(119.6%)
Adjusted operating margin	4.9%	5.1%	3.1%	3.2%

GAAP net loss	$(2,910)	$(2,282)	$(6,334)	$(52,622)
Stock-based compensation	380	472	637	1,072
Acquired asset amortization	820	1,162	1,640	2,322
Goodwill impairment	-	-	-	47,951
Other operating expenses (1)	318	200	553	464
Other adjustments (2)	579	30	671	42
Income taxes	190	183	716	(16)
Adjusted net (loss) income	(623)	(235)	(2,117)	(787)
Depreciation & amortization	549	456	1,086	950
Interest and other expense, net (2) (3)	1,918	1,435	4,051	2,561
Adjusted income taxes (4)	(177)	(156)	(579)	(410)
Adjusted EBITDA	$1,667	$1,500	$2,435	$2,314
Adjusted EBITDA margin	7.3%	7.3%	5.6%	5.5%

Diluted loss per share (GAAP)	$(0.64)	$(0.52)	$(1.41)	$(11.91)

Diluted adjusted (loss) earnings per share	$(0.14)	$(0.05)	$(0.47)	$(0.18)
Weighted-average common shares:
Diluted GAAP *	4,526	4,430	4,484	4,420

Diluted Adjusted *	4,526	4,430	4,484	4,420

	June 30,
	2026	2025
Debt, including unamortized deferred financing costs	$36,682	$34,864
Unamortized deferred financing costs	3,318	486
Cash and cash equivalents	(6,503)	(7,442)
Net debt	$33,497	$27,908

* Retroactively presented to reflect 1-for-10 reverse stock split effective on March 13, 2026.

(1) Other operating expenses for the three months ended June 30, 2026 includes $318 thousand of restructuring-related charges compared to $30 thousand of restructuring-related charges and $170 thousand of employee retention tax credit fees for the three months ended June 30, 2025. Other operating expenses for the six months ended June 30, 2026 includes $553 thousand of restructuring-related charges compared to  $123 thousand of restructuring-related charges and  $341 thousand related to ERTC Fees for the six months ended June 30, 2025

(2) Other adjustments for the three months ended June 30, 2026 includes $579 thousand of Non-GAAP restructuring-related charges compared to $30 thousand of Non-GAAP restructuring-related charges for the three months ended June 30, 2025. Other adjustments for the six months ended June 30, 2026 includes $671 thousand of Non-GAAP restructuring-related charges compared to  $42 thousand of Non-GAAP restructuring-related charges for the six months ended June 30, 2025

(3) Interest expense for the three months ended June 30, 2026 was $1.8 million,compared to $1.0 million for the three months ended June 30, 2025. Interest expense for the six months ended June 30, 2026 was $3.5 million,compared to $1.9 million for the six months ended June 30, 2025.

(4) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
Non-GAAP revenue on a constant currency basis	2026	2025	Growth Rates	2026	2025	Growth Rates
Total revenues	$22,727	$20,450	11.1%	43,482	42,224	3.0%
Effects of foreign currency rate fluctuations	(153)	-		(791)
Revenue on a constant currency basis	$22,574	$20,450	10.4%	42,691	42,224	1.1%

	Three Months Ended June 30,				Six Months Ended June 30,
Non-GAAP Gross Profit and Non-GAAP Gross Margin	2026		2025		2026		2025
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
(in thousands)
Gross profit	$12,630	55.6%	$11,533	56.4%	$24,874	57.2%	$23,717	56.2%
Adjustments:
Stock-based compensation expense - cost of sales	15	0.1%	31	0.2%	21	0.0%	61	0.1%
Depreciation and amortization - cost of sales	195	0.9%	138	0.7%	399	0.9%	284	0.7%
Other adjustments - cost of sales	44	0.2%	-	0.0%	45	0.1%	-	0.0%
Non-GAAP gross profit	$12,884	56.7%	$11,702	57.2%	$25,339	58.3%	$24,062	57.0%

(1) Other adjustments - cost of sales for the three months ended June 30, 2026 includes $44 thousand of Non-GAAP restructuring-related charges compared to $1 thousand of Non-GAAP restructuring-related charges. Other adjustments - cost of sales for the six months ended June 30, 2026 includes $45 thousand of Non-GAAP restructuring-related charges.